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                   JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A)

                          AMENDED AND RESTATED BY-LAWS

                           AS ADOPTED ON JUNE 15, 2010

================================================================================
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
ARTICLE I NAME ............................................................    1

ARTICLE II COMPANY BUSINESS AND PRINCIPAL OFFICE ..........................    1

ARTICLE III STOCKHOLDERS' MEETINGS ........................................    1

   Section 1.  Place of Meetings ..........................................    1
   Section 2.  Annual Meeting .............................................    1
   Section 3.  Special Meetings ...........................................    1
   Section 4.  Notice of Meeting ..........................................    2
   Section 5.  Quorum .....................................................    2
   Section 6.  Business of the Meeting ....................................    2
   Section 7.  Voting .....................................................    2
   Section 8.  Action by Stockholders Without a Meeting ...................    2

ARTICLE IV DIRECTORS ......................................................    2

   Section 1.  Power of Board of Directors ................................    2
   Section 2.  Number, Term and Qualifications ............................    3
   Section 3.  Election of Officers .......................................    3
   Section 4.  Regular Meetings ...........................................    3
   Section 5.  Special Meetings, Notice and Waiver ........................    3
   Section 6.  Quorum .....................................................    3
   Section 7.  Participation by Telephone or Video Conference .............    4
   Section 8.  Resignation and Removal ....................................    4
   Section 9.  Filling of Vacancies .......................................    4
   Section 10. Action Without a Meeting ...................................    4
   Section 11. Security ...................................................    4

ARTICLE V BOARD COMMITTEES ................................................    4

   Section 1.  General ....................................................    4
   Section 2.  Other Committees ...........................................    5
   Section 3.  Powers .....................................................    5
   Section 4.  Proceedings ................................................    5
   Section 5.  Quorum and Manner of Acting ................................    5
   Section 6.  Resignations ...............................................    5
   Section 7.  Removal ....................................................    5
   Section 8.  Vacancies ..................................................    6

ARTICLE VI OFFICERS AND THEIR DUTIES ......................................    6

   Section 1.  General Management .........................................    6
   Section 2.  Elected Officers ...........................................    6
   Section 3.  Delegation of Authority ....................................    7
   Section 4.  Surety Bonds ...............................................    7


                                        i

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
ARTICLE VII INDEMNIFICATION ...............................................    7

   Section 1.  General ....................................................    7
   Section 2.  Action on Behalf of the Company ............................    8
   Section 3.  No Indemnification Available ...............................    8
   Section 4.  Subrogation ................................................    9
   Section 5.  Arbitration ................................................    9
   Section 6.  No Assignment ..............................................    9
   Section 7.  Right to Counsel ...........................................    9
   Section 8.  Transfer to Heirs ..........................................    9
   Section 9.  Expenses ...................................................    9
   Section 10. Cooperation in Defense .....................................    9
   Section 11. Non-exclusivity ............................................    9
   Section 12. Survival ...................................................   10

ARTICLE VIII EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF
   CORPORATE FUNDS ........................................................   10

   Section 1.  General Provisions .........................................   10
   Section 2.  Execution of Instruments ...................................   10
   Section 3.  Corporate Indebtedness .....................................   11
   Section 4.  Deposits ...................................................   11
   Section 5.  Checks, Drafts, etc ........................................   11
   Section 6.  Sale, Transfer, etc., of Securities ........................   11
   Section 7.  Voting Upon Stock ..........................................   12

ARTICLE IX CAPITAL STOCK ..................................................   12

ARTICLE X FISCAL YEAR .....................................................   12

ARTICLE XI BANK ACCOUNTS ..................................................   12

ARTICLE XII REINSURANCE ...................................................   13

ARTICLE XIII DIVIDENDS ....................................................   13

ARITCLE XIV NOTICES .......................................................   13

ARTICLE XV AMENDMENTS .....................................................   13


                                       ii

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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

                Incorporated under the Laws the State of Michigan

                                    ARTICLE I
                                      NAME

     This Corporation shall be known as John Hancock Life Insurance Company (U.S.A.) (formerly The Manufacturers Life Insurance Company (U.S.A.)).

                                   ARTICLE II
                      COMPANY BUSINESS AND PRINCIPAL OFFICE

     The business of the Corporation may be conducted anywhere in the State of Michigan, and in such other states of the United States or elsewhere wherein the Corporation may qualify, as authorized by its Restated Articles of Redomestication and amendments thereto (the "Articles"). The principal office of the Corporation shall be in Bloomfield Hills, Michigan. The Corporation may establish branch or district offices, or agencies, elsewhere in the State of Michigan, as well as in such other states in which it may qualify to do business.

                                   ARTICLE III

                             STOCKHOLDERS' MEETINGS

     Section 1. Place of Meetings. - All Annual and Special meetings of the Stockholders shall be held in the city set forth in the Articles as the location of its principal office or such other place as determined by the Board of Directors unless otherwise required by law.

     Section 2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the second Tuesday of May of each year, or on such other date and time as shall be fixed from time to time by the Board of Directors and stated in the notice of meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be convened at the request of the majority of the members of the Board of Directors, by the President, or at the written request of stockholders representing forty percent (40%) of the outstanding stock of the Corporation, duly submitted to the Secretary at least forty-five days before the date of such meeting. The call for a special meeting shall designate the time and place of the said meeting. The notice must also set forth the particular purpose or purposes for which the said meeting is being called.


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     Section 4. Notice of Meeting. Except as may otherwise be provided by the
Michigan Insurance Code, notice of the annual or any special meetings of the stockholders shall be given to the stockholders either by publication, when required under the Code, or by personal notice mailed, postage prepaid, to the last known address of the stockholder as it appears on the books and records of the Corporation, at least twenty one days prior to the date of such meeting. Any meeting occurring on a holiday, not attended by a quorum, or at the request of the majority of those present at any meeting, may be continued or adjourned from day to day or to any other day certain without the necessity of any further notice being given to stockholders.

     Section 5. Quorum. A quorum for the purpose of transacting the business of any meeting shall consist of a majority of the shares of outstanding stock represented either in person or by proxy. A proxy must be filed with the Secretary at least five days prior to any meeting, as provided for in Section 7 hereof.

     Section 6. Business of the Meeting. The annual meeting of the stockholders of the Corporation shall be an open meeting for all business of any nature, kind or character relating to the affairs of the Corporation. At this meeting, elections shall be held for members of the Board of Directors whose term expires at the annual meeting, or to fill any existing vacancy. Any business of the meeting may be continued from day to day or to a day certain.

     Section 7. Voting. Each stockholder shall be entitled to one vote for each share of stock. Each stockholder may vote by proxy. The proxy shall be in writing and must be filed with the Secretary of the Corporation at least five days prior to the date of the meeting. In all elections for directors, each stockholder having a right to vote may cast the whole number of his votes for one candidate or distribute them among the candidates as he, she or it may prefer.

     Section 8. Action by Stockholders Without a Meeting. Whenever, under applicable law, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE IV
                                    DIRECTORS

     Section 1. Powers of Board of Directors. The Board of Directors shall generally be in charge of the business and affairs of the Corporation. The business and affairs of the Corporation in its details shall be conducted and managed by its elected officers. The Board of Directors may by resolution duly designate or appoint any one to act for and on behalf of the Corporation, and may delegate specific authority to any elected officer or to any person to do or perform any act or deed for and on behalf of this Corporation. The Board of Directors may enter into any contract or agreement on any matters relating to the business and affairs of the Corporation, and it shall be binding upon the Corporation though extending beyond the terms of office of any or all the members of the Board of Directors. It shall receive reports from the Corporation's officers and employees, and shall be authorized to issue directives to them. It shall set the policy and the manner of the conduct of the business of the Corporation. It shall set


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the salary and compensation, if any, to be paid its elected officers. Subject to the provisions of the Michigan Insurance Code, the investment of the funds of this Corporation shall be in accordance with the policies prescribed by the Board of Directors, and the elected officers shall act only subject to and within the limits authorized by the Board of Directors. The Board of Directors shall generally have all the duties, powers, rights and privileges granted to it by the laws of the State of Michigan as they presently exist or are amended or changed from time to time.

     Section 2. Number, Term and Qualifications. There shall be not less than seven nor more than seventeen members of the Board of Directors. The exact number of directors within said limits shall be determined by the Board of Directors. Each director shall be elected for a period of one year or until his successor has been duly elected and qualified as required herein. A director need not be a stockholder. Each director shall be at least eighteen years of age and shall tender his or her resignation to the Board of Directors, the President or the Secretary, upon reaching the age of seventy-two (72). For so long as the Corporation remains organized under the laws of Michigan, at least one director shall be a resident of the state of Michigan.

     Section 3. Election of Officers. At its annual meeting, the Board of Directors shall elect from among its members a Chairman. It shall also elect a President, Secretary and Treasurer, and if the majority of the Board deems it necessary, may elect Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as it may designate. Any person may be elected to two or more offices, but may not hold the position of both President and Secretary at one and the same time.

     Section 4. Regular Meetings. A regular meeting of the Board of Directors for the election of officers and for the transaction of such other business as may properly come before the meeting shall be held without notice at the place where the annual meeting of shareholders is held, immediately following such meeting. The Board of Directors by resolution shall provide for the holding of three additional regular meetings, with or without notice, and shall fix the times and places, within or without the State of Michigan, at which such meetings shall be held. One regular meeting shall be held in each calendar quarter.

     Section 5. Special Meetings, Notice and Waiver. Special meetings of the Board of Directors may be called by the President, and shall be called by the President upon receipt of a written request of not less than three directors. All special meetings shall be held at a date, time and place to be fixed by the President, and the President shall direct the Secretary to give notice of each special meeting to each director by mail at least five days before such meeting is to be held or in person or by telephone, video or other electronic means at least two days before such meeting. Such notice shall state the date, time, place and purposes of such meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before, during or after the meeting, is filed with the records of the meeting.

     Section 6. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting. If a quorum shall not be in attendance, a meeting may be adjourned from time to time until a quorum shall be present.


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     Section 7. Participation by Telephone or Video Conference. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute the presence of the person at the meeting.

     Section 8. Resignation and Removal. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President or Secretary. Any director may be removed either with or without cause at any time by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the Corporation entitled to vote for the election of directors, given at a meeting of the shareholders called for that purpose, or by the holders of a majority of the outstanding shares entitled to vote for the election of directors without holding a meeting or notice but by merely presenting their majority vote to the Secretary of the Corporation in writing for the removal of a director or directors without cause. Any director may be removed with cause by a majority of the total number of directors constituting the entire Board of Directors at a meeting of the Board of Directors.

     Section 9. Filling of Vacancies. Any vacancy in the Board of Directors which shall occur by death, resignation, removal or for any other cause may be filled by a vote of the majority of the remaining members of the Board at the next regular or special meeting. The person elected shall hold office for the unexpired term or until a successor is duly elected and qualified.

     Section 10. Action Without a Meeting. Except as otherwise provided in the Restated Articles of Redomestication or by law, any action required or permitted to be taken at any regular or special meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, prior notice or a vote, if a consent in writing setting forth the action so taken shall be signed by all the members of the Board of Directors or the committee.

     Section 11. Security. The Board of Directors may from time to time designate the nature, kind and amount, if any, of security that may be required of any officer for the faithful performance of his or her duty.

                                    ARTICLE V
                                BOARD COMMITTEES

     Section 1. General. The Board of Directors may designate an Audit Committee, an Executive Committee and an Investment Committee and one or more other committees, each such committee to consist of such number of Directors, not less than two, as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors or at any other time. Any such committee may be abolished or re-


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designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

     Section 2. Other Committees The Board of Directors may elect such other committees as it deems appropriate and desirable at such times, for such durations, for such purposes, under such conditions, and with such authority of the Board as the Board of Directors shall designate.

     Section 3. Powers. Each committee of the Board of Directors shall have and may exercise such powers of the Board as shall be specified by the Board. An action by any such committee shall, for purposes of these By-Laws, and otherwise, be deemed to be the same as an action by the Board of Directors; provided, however, that no committee shall have or exercise any powers which may not be delegated to a committee under applicable law. Any committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

     Section 4. Proceedings. Each such committee may fix its own rules of procedure and may meet at such place, at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 5. Quorum and Manner of Acting. At all meetings of any committee, the presence of members (or alternate members) constituting a majority of the members then serving on such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. Notwithstanding anything to the contrary set forth in this Section 5 or elsewhere in these By-Laws, committees of two Directors may operate otherwise as determined by the Board of Directors.

     Section 6. Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation from the Board of Directors shall automatically constitute a resignation from any committee on which such Director may serve.

     Section 7. Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by the Board of Directors. Removal of a Director as such shall automatically constitute removal from any committees on which such Director may serve.


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     Section 8. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE VI
                            OFFICERS AND THEIR DUTIES

     Section 1. General Management. The general management of the business and affairs of this Corporation shall be conducted and managed by its elected officers, as identified below, in accordance with the duties assigned to each of the said officers by these By-Laws or by directives from the Board of Directors, and they shall have the duty to generally supervise the details and procedure or daily operation of the said business and see to the proper performance of same by employees, agents or persons hired or engaged by them on behalf of the Corporation.

     Section 2. Elected Officers:

     Chairman - The Chairman shall preside at all meetings of the Board of Directors and stockholders. He shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

     Vice Chairman - The Vice Chairman, if one is elected, shall preside at all meetings of the Board of Directors and stockholders in the absence of the Chairman. He shall not be an officer of the Corporation. He shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

     President - The President, unless otherwise provided by the Board, shall be the chief executive officer of the Corporation, and shall have entire supervision of the affairs of the Corporation subject to the regulations of the Board of Directors. He shall preside at all meetings of the Board of Directors and stockholders in the absence of the Chairman and Vice Chairman. He shall perform all acts properly pertaining to the executive officer of the Corporation, or that he may be directed to perform by the Board of Directors from time to time. He shall from time to time bring before the Board of Directors such information affecting the business and property of the Corporation as may be required or advisable.

     Vice President - Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or them by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Vice Presidents in the order of their seniority shall, in the absence or the inability of the President, perform the duties of that office until the return of the President or the disability shall have been removed or a new President shall have been elected. Reference to Vice President shall include, without limitation, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, and Assistant Vice President.

     Secretary - The Secretary shall have such particular powers as pertains to his office, and such authority as may be granted to him by the Board of Directors. He shall have a custody of the corporate seal, attend all the regular and special meetings of the stockholders, Board of Directors, and committees, keep accurate minutes of the proceedings at each of such meetings


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and report the same at a succeeding meeting of the committee, Board of
Directors, or of the stockholders. He shall attend to the giving of all notices required by law or by these By-Laws to be given to stockholders, directors or committees unless and except as the President or the Board of Directors may from time to time designate some other officer to perform such functions. The Secretary may delegate any of his ministerial duties to any Assistant Secretary.

     Assistant Secretaries - The Assistant Secretaries shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the Secretary of the Corporation.

     Treasurer - The Treasurer shall be the custodian of all the funds and securities of the Corporation. He shall have such powers and authorities as may be granted to him by the Board of Directors. He shall have the right to delegate any of his ministerial duties to the Assistant Treasurer and shall also have the right to enter into custodian agreements with banks or trust companies or other corporations authorized by law to act as custodians.

     Assistant Treasurer - Assistant Treasurers shall have such power and duties as may be granted to him, her or them by the Board of Directors or as may be assigned to him, her or them by the Treasurer.

     Other Officers - The Board of Directors shall have the power from time to time at any of its regular meetings or special meetings called for that purpose, to create such additional officers, to elect persons to such offices and assign their duties and powers.

     Section 3. Delegation of Authority. In the event of death, resignation, absence, disability or removal of any officer, the Board of Directors may delegate the power and duties of such office to any other officer, or appoint any other person to said position for the balance of the term.

     Section 4. Surety Bonds. Every officer and employee of the Corporation may be required by the Board of Directors to furnish a bond for the faithful performance of their duties and trust at the expense of the Corporation. Said bond shall be in an amount prescribed by the Board of Directors and with such surety and in such form and amount as required by the Board of Directors.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 1. General. The Corporation shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (other than by or in the right of the Corporation except as provided in Section 2 hereof) by reason of the fact that the person:

     (a)  is or was a Director, officer or employee of the Corporation, or


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     (b)  is or was serving at the specific request of the Corporation as a
          Director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise,

     against all expenses (including but not limited to solicitors' and attorneys' fees) judgments, fines and amounts in settlement, actually and reasonably incurred by the person in connection with such action, suit or proceeding (other than those specifically excluded below) if the person acted honestly, in good faith, with a view to the best interests of the Corporation or the enterprise the person is serving at the request of the Corporation, and within the scope of his or her authority and normal activities, and, in the case of any criminal or administrative action or proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

     The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not of itself create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal action or proceeding, that the person did not have reasonable grounds for believing that his or her conduct was lawful.

     Section 2. Action on Behalf of the Company. The Corporation shall also, with the approval of the Board, indemnify a person referred to in Section 1 hereof in respect of any action by any person by or on behalf of the Corporation to procure a judgment in its favor to which the person is made a party by reason of being or having been a Director, officer or employee of the Corporation, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in
Section 1 hereof.

     Section 3. No Indemnification Available. The Corporation shall have no obligation to indemnify any person for:

     a) any act, error, or omission committed with actual dishonest, fraudulent, criminal, or malicious purpose or intent, or

     b)   any act of gross negligence or willful neglect, or

     c) any liability of others assumed by any person otherwise entitled to indemnification hereunder, or

     d) any claims by or against any enterprise which is owned, operated, managed, or controlled by any person otherwise entitled to indemnification hereunder or any claims by such person against an enterprise, or

     e) any claim arising out of, or based on, any pension plan sponsored by any person otherwise entitled to indemnification hereunder as employer, or

     f) bodily injury, sickness, disease or death of any person, or injury to or destruction of any tangible property including loss of use thereof, or


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     g)   any amount covered by any other indemnification provision or by any valid and collectible insurance which the person entitled to indemnity hereunder may have, or

     h) any liability in respect of which the person would otherwise be entitled to indemnification if in the course of that person's actions, he or she is found by the Board of Directors to have been in breach of compliance with the Corporation's Code of Business Conduct or Conflict of Interest guidelines.

     Section 4. Subrogation. In the event of any indemnity payment by the Corporation and as a condition of it, the Corporation shall be subrogated to all the rights of recovery of the person indemnified to the extent of the indemnity payment, and such person shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights.

     Section 5. Arbitration. As a condition of indemnification, the person to be indemnified shall not demand or agree to arbitration of any claim, make any payment, admit any liability, settle any claims, assume any obligation or incur any expense without the written consent of the Corporation, which consent shall not be unreasonably withheld, conditioned or delayed.

     Section 6. No Assignment. Any claim to indemnification shall not be assignable. In the event of death or incompetency, the legal representative of a person eligible for indemnification shall be entitled to indemnification for those acts and omissions of the indemnified person incurred prior to his death or incompetency.

     Section 7. Right to Counsel. The Corporation shall have the right as a condition of pending indemnification to appoint counsel satisfactory to the person to be indemnified to defend the person for any claim against him or her which may be covered by this indemnity.

     Section 8. Transfer to Heirs. The indemnification shall be continuing and enure to the benefit of the heirs, executors and administrators of any person referred to in Section 1 hereof.

     Section 9. Expenses. Expenses (including but not limited to solicitors' and attorneys' fees) incurred in defending a civil, criminal, or administrative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person referred to in Section 1 hereof to repay the amount if it shall be ultimately determined that the person is not eligible to be indemnified by the Corporation.

     Section 10. Cooperation in Defense. As a condition of indemnification, the person to be indemnified shall cooperate with the Corporation on his defense and where applicable, the defense of the Corporation and shall provide the Corporation with all documents relevant to the defense of the claims.

     Section 11. Non-exclusivity. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those eligible to be indemnified hereunder may be


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entitled as a matter of law under the Articles, any by-law, resolution, agreement, vote of shareholders or otherwise.

     Section 12. Survival. A right to indemnification or to advancement of expenses arising under any provision of these By-Laws shall be deemed to be a contractual right that may not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

                                  ARTICLE VIII
                  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                         AND DEPOSIT OF CORPORATE FUNDS

     Section 1. General Provisions. The Chairman or Chief Executive Officer, the President, any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents and Senior Managing Directors or positions of equivalent rank), the Secretary, any Assistant Secretary, the Chief Financial Officer, the Treasurer or any Assistant Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, subject to Board imposed limits and/or internal Corporation guidelines. The Board of Directors, the Chairman or Chief Executive Officer or the President may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 2. Execution of Instruments.

     (a) Except as otherwise provided by the Board of Directors, and in addition to the provisions of the foregoing Section 1, each of the following officers or employees of the Corporation: (i) the Chairman of the Board, the President, the Vice Chairman of the Board, the Chief Financial Officer, the Chief Investment Officer, the Chief Administrative Officer, the General Counsel, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice Presidents, any Executive Managing Director, the Treasurer, any Assistant Treasurer, or any Treasury Officer, (ii) any Senior Managing Director, any Managing Director, any Director or any other employee of the Bond and Corporate Finance Group of the Investment Sector (or any successor thereto) holding a title of equivalent rank or (iii) any Senior Investment Officer, any Investment Officer or any other employee of the Real Estate Investment Group of the Investment Sector (or any successor thereto) holding a title of equivalent rank, or any one of them, is hereby authorized to execute and seal with the corporate seal, acknowledge and deliver any and all instruments required in connection with any investment, sale or loan authorized by or pursuant to authority granted by the Investment Committee. In addition, the President, the Chief Financial Officer or the Chief Investment Officer may at his or her discretion designate and authorize any employee of the Corporation to execute and seal with the corporate seal, acknowledge and deliver any and all instruments required in connection with any investment, sale or loan authorized by or pursuant to authority granted by the Investment Committee.


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     (b) Except as otherwise provided by the Board of Directors, each of the
Chairman of the Board, the President, the Vice Chairman of the Board, the Chief Financial Officer, the Chief Investment Officer, the Chief Administrative Officer, the General Counsel, the Senior Executive Vice Presidents, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, the Assistant Vice Presidents, the Executive Managing Directors, the Senior Managing Directors, the Secretary and the Assistant Secretary, or any one of them, is hereby authorized to waive, alter, modify or change any of the conditions or provisions of any policy or contract issued by the Corporation and to execute or modify any contract of reinsurance.

     Section 3. Corporate Indebtedness. No loans or advances shall be made by the Corporation to others, or contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors, or a committee thereof, or the President or Chief Executive Officer. Any such authorization may be general or confined to specific instances. Any officer of the Corporation thereunto so authorized may effect loans and advances by or to the Corporation, and may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     Section 4. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or a committee thereof, or the President or Chief Executive Officer, or other officers or agents as may be authorized by the Board of Directors or a committee thereof.

     Section 5. Checks, Drafts, etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, or a committee thereof, from time to time may determine.

     Section 6. Sale, Transfer, etc., of Securities. Subject to the limitations contained in these By-Laws, and except as otherwise provided by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank), the Treasurer, the Secretary, an Assistant Treasurer or a Treasury Officer of the Corporation with the approval in writing of the Treasurer, the Controller, the Auditor, an Associate Auditor or an Assistant Auditor is hereby authorized to do any and all things necessary to assign or transfer any stock in any corporation or any bonds, debentures, notes or other evidences of indebtedness now or hereafter owned by or standing in the name of the Corporation, and may make, execute and deliver in the name of and as the act of the Corporation, under its corporate seal, any and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.


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

     Section 7. Voting Upon Stock. Unless otherwise ordered by the Board of Directors, the President, the Chief Financial Officer, the Treasurer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank) shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE IX
                                  CAPITAL STOCK

     The certificates for shares of capital stock of the Corporation shall be in such form, not inconsistent with the Articles, as shall be approved by the Board of Directors. Certificates of stock shall be issued under the seal of the Corporation and shall be signed by the Chairman of the Board or Vice Chairman, if any, or the President or any Vice President and by the Secretary or the Treasurer, certifying the number of shares owned by the stockholder in the Corporation. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the registered holder thereof in person or by attorney duly authorized, and upon the surrender and cancellation of the certificate thereof duly endorsed.

     The Board of Directors may direct the proper officers to issue new certificates of stock in lieu of others which may have been lost or destroyed, after the expiration of thirty days from receipt of request therefor, provided the person requesting the new certificate shall make an affidavit of the facts concerning loss or destruction and shall give the Corporation a bond of indemnity in such form, amount, and with such surety, as is acceptable to the Board of Directors.

                                    ARTICLE X
                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

                                   ARTICLE XI
                                  BANK ACCOUNTS

     The Board of Directors shall have the authority on behalf of the Corporation and in its name to open or close an account or accounts in any reputable banks or trust companies wherein there shall be deposited the funds of the Corporation. Withdrawals from the said bank accounts shall be made by cheque or draft signed only by such person or persons as may be specifically authorized so to do by the Board of Directors. The Board of Directors may authorize a facsimile signature on all cheques or drafts drawn for any amount.


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

                                   ARTICLE XII
                                   REINSURANCE

     The Board of Directors shall have the right to reinsure all or any of the Corporation's liabilities under all or any of its policy contracts, subject to the laws of the State of Michigan and other applicable law.

                                  ARTICLE XIII
                                    DIVIDENDS

     Subject to any applicable provisions of law, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

     A member of the Board of Directors, and each member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                   ARTICLE XIV
                                     NOTICES

     Wherever any notice is required by these By-Laws, such notice may be waived in writing by all of the persons entitled to such notice, anything to the contrary herein notwithstanding.

                                   ARTICLE XV
                                   AMENDMENTS

     These By-Laws may be altered, amended, or repealed, except as otherwise provided by law, by the affirmative vote of a majority of the Board of Directors, if notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting of the Board of Directors at which such action is proposed.


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